Exhibit 99.1

【For Immediate Release】

September 7, 2023

AGBA Group Announces $50 Million Equity Purchase Agreement

HONG KONG, Sept. 07, 2023 (GLOBE NEWSWIRE) -- NASDAQ-listed, AGBA Group Holding Limited (“AGBA”, “The Group”), the leading one-stop financial supermarket in Hong Kong, today announced a standby equity purchase agreement with Williamsburg Venture Holdings, LLC (“WVH”) that will allow WVH to invest up to US$50 million of ordinary shares of AGBA over the next 36 months.

The equity facility will enhance AGBA Group’s capitalization and financing flexibility, in addition to other alternatives available to us, to effectively execute our growth strategies to deliver value to all of our shareholders and other stakeholders.

Mr. Wing-Fai Ng, Group President, AGBA Group Holding Limited said “We are immensely grateful for the invaluable help and unwavering support that Ronald Glenn has generously provided us since AGBA went public in November. This transaction further extends our partnership with Ron. As a company with a sharp focus on creating shareholder value, we at AGBA will only raise capital to accelerate our growth, profitability, and competitive advantages. AGBA Group remain dedicated to delivering exceptional results and maximizing returns for our valued shareholders.”

Mr. Ronald Glenn, Managing Member at Williamsburg Venture Holdings LLC said “The unwavering dedication and impressive accomplishments of the AGBA team since their public debut in November have been nothing short of remarkable. The synergies created through our partnership have already brought about positive outcomes, and I am confident that our collaboration will yield even greater achievements in the future. With their clear focus on creating shareholder value, I am excited to continue this partnership and look forward to the bright future that lies ahead for AGBA”.

For more details, please refer to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2023. The latest press release is available on the company’s website, please visit www.agba.com/ir

# # #

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company's goals and strategies; the Company's future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Media and Investor Relations Contact:

Media: Kate Siu media@agba.com +852 3601 3699	Investor Relations: Bethany Lai ir@agba.com +852 5529 4500
Social Media Channels: agbagroup LinkedIn | Twitter | Instagram | Facebook | YouTube

3